Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference this Registration Statement on Form S-1 pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated February 20, 2025 relating to the financial statements of MOZAYYX Acquisition Corp appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-293134.

/s/ CBIZ CPAs P.C.

Philadelphia, PA

February 24, 2026